UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2022

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director Richard J. Rodgers

On October 29, 2022, the Board of Directors (the “Board”) of Novavax, Inc. (the “Company”) voted to increase the size of the Board from seven members to eight members and to appoint Richard J. Rodgers to the Board to fill the resulting vacancy, effective as of October 29, 2022. Mr. Rodgers will serve as a Class I director and his term will expire at the Company’s 2023 annual meeting of stockholders. The Board has not appointed Mr. Rodgers to any Board committees at this time. Mr. Rodgers will be eligible to receive compensation in respect of his Board service under the Company’s non-employee director compensation program, including cash compensation as described in the Company's Definitive Proxy Statement on Schedule 14A, filed on May 2, 2022, an annual equity grant, comprised of an option to purchase shares of the Company's common stock and/or restricted stock units with an aggregate grant date fair value equal to up to $400,000 as determined by the Board or the Compensation Committee thereof, and an initial equity grant upon election or appointment to the Board, comprised of an option to purchase shares of the Company's common stock and/or restricted stock units with an aggregate grant date fair value equal to up to $600,000 as determined by the Board or the Compensation Committee thereof. Under the Company's non-employee director compensation program, annual equity grants vest in full on the first anniversary of the grant date and initial equity grants vest in three equal annual installments on the first three anniversaries of the grant date, in each case subject to the non-employee director's continued service to the Board through the applicable vesting date. On October 29, 2022, Mr. Rodgers was granted an initial equity grant, comprised of an option to purchase 17,095 shares of the Company’s common stock and 11,400 restricted stock units under the Company’s Amended and Restated 2015 Stock Incentive Plan, as amended. There is no arrangement or understanding between Mr. Rodgers and any other person pursuant to which Mr. Rodgers was selected as a director. The Board has affirmatively determined that Mr. Rodgers is independent and has no material direct or indirect interest in a related party transaction that requires disclosure. Mr. Rodgers and the Company have entered into an indemnification agreement (the “Indemnification Agreement”) which will provide indemnification protection for Mr. Rodgers in connection with his service as a director of the Company. The Indemnification Agreement is substantially similar to the form filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010 and incorporated herein by reference.

On November 1, 2022, the Company issued a press release announcing Mr. Rodgers’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement entered into between the Company and its directors and officers (Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-26770), filed on March 16, 2010).

99.1	Press release of the Company, dated November 1, 2022, regarding the appointment of Richard J. Rodgers to the Company’s Board of Directors.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: November 1, 2022	By:	/s/ John A. Herrmann, III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary